Medovex Corporation Executes First International Distribution Center Agreement With Technology Consult Berlin GmbH

Company Takes First Step Towards Establishing Global Footprint

ATLANTA, GA--(Marketwired - Jul 15, 2015) - Medovex Corp. (NASDAQ: MDVX), a developer of medical technology products, today announced the successful negotiation and execution of the Company's first international distribution center agreement with Technology Consult Berlin GmbH (TCB), located in Berlin, Germany.

"The new international distribution center is a first step in establishing a global footprint for the distribution of the DenerveX™ System and then other future products within the European market. Our future plans are to further establish additional international distribution centers as we complete distributor agreements and prepare for the launch of the DenerveX system," commented Patrick Kullmann, President and COO of Medovex.

TCB is expected to provide distribution support services for the various country distributors though out the EU for the launch of the DenerveX System.

The Company's patented DenerveX™ System is intended to treat Facet Joint Syndrome (FJS), a condition in which the joints in the back of the spine degenerate and subsequently cause pain. Lower back pain is the second most common cause of disability in the U.S. for adults. Studies indicate that 10% of the U.S. adult population suffers from lower back pain and that 31% of lower back pain is attributed to FJS pain.

The DenerveX System consists of the DenerveX device, a single use medical device and the DenerveX Pro-40 Power generator, both designed to be less invasive with faster recovery time than current surgical treatment options. It consists of two procedures combined into one device and is expected to provide for a longer lasting treatment solution while offering potential savings to the health care system.

About Medovex:

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

About Technology Consult Berlin GmbH:

Our goal is the successful promotion of innovative medical procedures and devices to raise the quality of patient-centered care. For 10 years TCB - Technology Consult Berlin GmbH is the reliable partner of international Medical Device Companies. We seek total customer fulfillment with high quality devices and products. To learn more about Technology Consult Berlin GmbH, please visit www.tcberlin.net

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

•	Medovex Corp. Jason Assad 470-505-9905 Email Contact